UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K/A

Item No.		Page
2.02.	Results of Operations and Financial Condition	3

9.01.	Financial Statements and Exhibits	3

2

EXPLANATORY NOTE

On October 14, 2005, we filed a Form 8-K regarding our results of operations for the quarter ended September 30, 2005. This Form 8-K/A corrects depreciation and amortization reported for our Shopzilla business segment in Note 3, Segment Information. The correction increases Shopzilla’s reported amortization by $2.4 million and decreases their reported depreciation by the same amount.

Item 2.02. Results of Operations and Financial Condition

On October 14, 2005, we released information regarding results of operations for the quarter ended September 30, 2005. A copy of the press release is filed as Exhibit 99.

The discussion and the information contained in the press release contain certain forward-looking statements that are based on our current expectations. Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Such risks, trends and uncertainties, which in most instances are beyond our control, include changes in advertising demand and other economic conditions; consumers’ taste; newsprint prices; program costs; labor relations; technological developments; competitive pressures; interest rates; regulatory rulings; and reliance on third-party vendors for various products and services. The words “believe,” “expect,” anticipate,” “estimate,” “intend,” and similar expressions identify forward-looking statements. All forward-looking statements, which are as of the date of this filing, should be evaluated with the understanding of their inherent uncertainty. We undertake no obligation to publicly update any forward-looking statement to reflect events or circumstances after the date the statement is made.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99    Press release dated October 14, 2005.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Lori A. Hickok
Lori A. Hickok
Vice President and Controller

Dated: October 14, 2005

4